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                        [Goodwin Procter LLP Letterhead]

                                                                     EXHIBIT 5.1

                               April 27, 2001

Inverness Medical Technology, Inc.
200 Prospect Street
Waltham, MA 02453

       We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Inverness Medical Technology, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Registration Statement relates to the resale of: (i) up to 795,027 shares (the "Merger Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), by the stockholders of the Company listed therein other than Medical Innovation Fund, A Limited Partnership ("MIF") and BNP Paribas ("Paribas") (ii) up to 7,473 shares of Common Stock ("MIF Shares") by MIF; and (iii) up to 6,117 shares of Common Stock ("Paribas Shares") by Paribas. We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

       In connection with rendering this opinion, we have examined the following documents (collectively, the "Documents"): (i) the Registration Statement and the exhibits thereto; (ii) the Certificate of Incorporation and By-laws of the Company, each as amended and amended and restated to date; (iii) such records of the corporate proceedings of the Company as we deemed material; (iv) the Agreement and Plan of Merger, dated as of February 15, 2001, by and among the Company, LXN Corporation and LXN Acquisition Corp; (v) the Certificate of Merger filed with the Secretary of the State of Delaware on March 28, 2001 regarding the merger of LXN Acquisition Corp. with and into LXN Corporation; (vi) that certain Stock Option, dated May 30, 1991, as amended by that certain Amendment to Stock Option, dated August 16, 1995, held by MIF which represents the right to purchase 5,306 shares of Common Stock; (vii) that certain Stock Option, dated April 30, 1993, as amended by that certain Amendment to Stock Option, dated August 16, 1995, held by MIF which represents the right to purchase 2,167 shares of Common Stock ((vi) and (vii) collectively, the "MIF Options"); (viii) that certain warrant, dated March 8, 1999, held by Paribas which represents the right to purchase 6,117.32 shares of Common Stock (the "Paribas Warrant"); and (ix) such other certificates, receipts, records and documents as we have considered necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmation of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

       We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

       Based upon the foregoing, we are of the opinion that: (i) the Merger Shares are duly authorized, validly issued, fully paid and nonassessable by the Company; (ii) when the MIF Shares are sold to MIF and paid for pursuant to the terms of the MIF Options, the MIF Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company; and (iii) when the Paribas Shares are sold to Paribas and paid for pursuant to the terms of the Paribas Warrant, the Paribas Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

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       The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

       We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.


                                        Very truly yours,


                                        /s/ Goodwin Procter LLP
                                        ----------------------------------
                                        GOODWIN PROCTER LLP